SPROTT FUNDS TRUST N-14

Exhibit 99.13(b)

Confidential

Form of Amendment 1 to Administration, Bookkeeping and Pricing Services Agreement

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of [                     ] (“Amendment Effective Date”):

Term	Means
“Existing Agreement”	The Administration, Bookkeeping and Pricing Services Agreement between the Trust and ALPS, dated March 8, 2019, as amended or restated from time to time.
“ALPS”	ALPS Fund Services, Inc.
“Trust”	Sprott ETF Trust (as of the Effective Date shall be known as “Sprott Funds Trust”)

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments in Schedule A and general terms in Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

SPROTT FUNDS TRUST		ALPS FUND SERVICES, INC.

By:		By:

Name:	John Ciampaglia	Name:	Kenneth Fullerton

Title:	Chief Executive Officer	Title:	Authorized Representative

Sprott Amendment 1

Schedule A to this Amendment

Amendments

As of the Amendment Effective Date, the Existing Agreement is amended as follows:

1.	All references in the Existing Agreement to “Sprott ETF Trust” shall hereby be replaced with “Sprott Funds Trust”

2.	The ALPS contact information in Section 20 Notices is deleted in its entirety and replaced with:

If to ALPS:

ALPS Fund Services, Inc.

1290 N. Broadway, Suite 1000

Denver, CO 80203

Attn: General Counsel

Email:  aaislegal@alpsinc.com

             notices@sscinc.com

3.	Section 2 is deleted in its entirety and replaced with:

2	Services and Fees

(a)	Subject to the terms of this Agreement, SS&C ALPS will perform the Services set forth in Appendix B for the Funds. SS&C ALPS shall be under no duty or obligation to perform any service except as specifically listed in Appendix B or take any other action except as specifically listed in Schedule A or this Agreement, and no other duties or obligations, including, valuation related, fiduciary or analogous duties or obligations, shall be implied. Any Fund requests to change the Services, including those necessitated by a change to the Governing Documents of the Fund or a changes in applicable Law, will only be binding on SS&C ALPS when they are reflected in an amendment to Appendix B.

(b)	The Trust agrees to pay, the fees, charges and expenses on behalf of each Fund in accordance with, and in the manner set forth in, the fee letter(s) (a “Fee Letter”), which may be amended from time to time. Each Fee Letter is incorporated by reference into this Agreement and subject to the terms of this Agreement. Payment by the Trust shall not limit SS&C ALPS’ rights of recourse against the Trust.

(c)	In carrying out its duties and obligations pursuant to this Agreement, some or all Services may be delegated by SS&C ALPS to one or more of its Affiliates or other Persons (and any required Fund consent to such delegation shall not be unreasonably revoked or withheld in respect of any such delegations), provided that such Persons are selected in good faith and with reasonable care and are monitored by SS&C ALPS. If SS&C ALPS delegates any Services, (i) such delegation shall not relieve SS&C ALPS of its duties and obligations hereunder, (ii) in respect of Personal Data, such delegation shall be subject to a written agreement obliging the delegate to comply with the relevant delegated duties and obligations of SS&C ALPS, and (iii) if required by applicable Law, SS&C ALPS will identify such agents and the Services delegated and will update Fund when making any material changes in sufficient detail to enable Trust to object to a particular arrangement.

(d)	After the first anniversary of the Agreement and on each year thereafter, all fees reflected in Fee Letter will incur an annual cost of living increase as described in Fee Letter.

4.	All references to Appendix B is deleted in its entirety and replaced with Appendix B attached hereto.

5.	All references to “Appendix C” shall be replaced with “Fee Letter”.

6.	Appendix A is deleted in its entirety and replaced with Appendix A attached hereto.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signatures so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of the same jurisdiction as the Existing Agreement.

APPENDIX A

LIST OF FUNDS

Sprott Gold Miners ETF

Sprott Junior Gold Miners ETF

Sprott Uranium Miners ETF

APPENDIX B

SERVICES

Set-up / Fund On-boarding

●	Review the Fund’s formation agreement and offering documents to obtain information regarding accounting and other matters required to perform the services.

●	Establish a process with Management for communications regarding reporting deliverables and ad hoc Management and investor or prospective investor requests.

●	Populate partner information and create entities and chart of accounts in accounting system.

●	Develop investor reporting, financial statement templates and management reporting as agreed in writing between SS&C and Management (additional fees apply for custom reporting).

●	Load historical NAVs and distributions to calculate fund level performance.

Fund Accounting

●	Calculate net asset values as required by the Trust and in conformance with generally accepted accounting principles (“GAAP”), SEC Regulation S-X (or any successor regulation) and the Internal Revenue Code

●	Transmit net asset values to the adviser, NASDAQ, Transfer Agent & other third parties

●	Compute yields, expense ratios, portfolio turnover rates, etc.

●	Reconcile cash & investment balances with the custodian

●	Provide daily files to ETF services team to facilitate basket creation

●	Provide data and reports to support preparation of financial statements and filings

●	Prepare required Fund Accounting records in accordance with the 1940 Act

●	Apply security valuations as directed and determined by the Fund consistent with the Fund’s pricing and valuation policies

●	Participate, when requested, in Fair Value Committee meetings as a non-voting member

●	Calculate monthly SEC standardized total return performance figures

●	Coordinate reporting to outside agencies including Morningstar, etc.

●	Liquidity Risk Management support services

●	Prepare and file Form N-PORT

Fund Administration

●	Prepare annual and semi-annual financial statements utilizing templates for standard layout and printing

●	Prepare Forms N-CEN, N-CSR, N-Q, and 24F-2

●	File Forms N-CEN, 24F-2

●	Host annual audits

●	Prepare required reports for quarterly Board meetings

●	Monitor expense ratios

●	Maintain budget vs. actual expenses

●	Manage fund invoice approval and bill payment process

●	Assist with placement of Fidelity Bond and E&O insurance

Legal Administration

●	Coordinate annual update to one prospectus for each Fund and statement of additional information

●	Coordinate standard layout and printing of prospectus for each Fund

●	File Forms N-SAR, N-CSR, N-Q, and N-PX

●	Coordinate EDGARization and filing of SEC documents

●	Prepare, compile and distribute board materials for quarterly board meetings

●	Attend quarterly board meetings telephonically and prepare first draft of quarterly minutes

Tax Administration

●	Calculate dividend and capital gain distribution rates

●	Prepare ROCSOP and required tax designations for Annual Report

●	Prepare and coordinate filing of income and excise tax returns

○	Audit firm to sign all returns as paid preparer

●	Calculate/monitor book-to-tax differences

●	Provide quarterly Subchapter M compliance monitoring and reporting

●	Provide tax re-allocation data for shareholder 1099 reporting

Compliance Administration

●	Perform daily prospectus & SAI, SEC investment restriction monitoring

●	Provide warning/alert notification with supporting documentation

●	Provide quarterly compliance testing certification to Board of Trustees

●	Create daily comprehensive compliance summary reporting

Revisions to, or the addition of new services to the services listed above (including but not limited to new or revised services related to regulatory changes or special projects) shall be subject to additional fees as determined by ALPS.